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                                                                   EXHIBIT 10(e)

                      1991 KEY EMPLOYEES STOCK OPTION PLAN
                                       FOR
                THE DUN & BRADSTREET CORPORATION AND SUBSIDIARIES



1.    PURPOSE OF THE PLAN

      The purpose of the Plan is to aid The Dun & Bradstreet Corporation (herein called the "Company") and its subsidiaries in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its subsidiaries by providing incentive through the award of stock options and stock appreciation rights. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company's success.

2.    STOCK SUBJECT TO THE PLAN

      The total number of shares of Common Stock of the Company which may be issued under the Plan is 17,000,000. The maximum number of shares for which options may be granted from the 1995 Annual Meeting during the remaining term of the Plan to any individual optionee shall be 1,000,000. The shares may consist, in whole or in part, of unissued shares or treasury shares. Issuance of shares of Common Stock upon exercise of an option or reduction of the number of shares of Common Stock subject to an option upon exercise of a stock appreciation right shall reduce the total number of shares of Common Stock available under the Plan. Shares which are
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subject to unexercised stock options which terminate or lapse may be optioned again under the Plan.

3.    ADMINISTRATION

      The Board of Directors of the Company shall appoint an Executive Compensation and Stock Option Committee (herein called the "Committee") consisting of at least three members of the Board of Directors who shall administer the Plan and serve at the pleasure of the Board. Each member of the Committee shall not be eligible to participate in the Plan and shall not at any time within one year prior to appointment have been eligible for selection as a person to whom stock may have been allocated or to whom stock options or stock appreciation rights of the Company or any of its affiliates may have been granted pursuant to the Plan or any other plan of the Company or its affiliates, except as permitted under regulations adopted under Section 16 of the Securities Exchange Act of 1934. The Committee shall have the authority, consistent with the Plan, to determine the provisions of the stock options and stock appreciation rights to be granted, to interpret the Plan and the stock options and the stock appreciation rights granted under the Plan, to adopt, amend and rescind rules and regulations for the administration of the Plan, the stock options and the stock appreciation rights and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all participants. The Committee shall require payment of any amount the Company may determine to be necessary to withhold for federal, state or local taxes as a result of the exercise of a stock option or a stock appreciation right. Fair market value of the Common Stock as of a given date shall be determined in accordance with procedures established by the Committee.


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4.    ELIGIBILITY

      Key employees (but not members of the Committee and any person who serves only as a Director) of the Company and its subsidiaries (within the meaning of
Section 425(f) of the Internal Revenue Code of 1954, as amended (the "Code")), who are from time to time responsible for the management, growth and protection of the business of the Company and its subsidiaries, are eligible to be granted stock options or stock appreciation rights under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the stock options or stock appreciation rights or both granted to each participant. An employee may not be granted a stock option, however, if at the time such option is to be granted, such employee owns stock of the Company or any of its subsidiaries possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any such subsidiary. For purposes of the preceding sentence, the attribution rules of stock ownership set forth in Section 425(d) of the Code shall apply. The granting of a stock option or stock appreciation right under the Plan shall impose no obligation on the Company or any subsidiary to continue the employment of an optionee and shall not lessen or affect the right to terminate the employment of an optionee.


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5.    LIMITATIONS

      No stock option may be granted under the Plan after February 19, 2001, but stock options theretofore granted may extend beyond that date.

6.    TERMS AND CONDITIONS OF STOCK OPTIONS

      Stock options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by option grants, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

            (a) Option Price. The option price per share shall be determined by the Committee, but shall not be less than 100% of the fair market value of the Common Stock on the date an option is granted.

            (b) Exercisability. Stock options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an option be exercisable more than ten years after the date it is granted.

            (c) First Year Non-Exercisability. Except as provided in Paragraph 9 of the Plan, no stock option shall be exercisable during the year ending on the first anniversary date of the granting of the option.

            (d) Exercise of Stock Options. Except as otherwise provided in the Plan or the option, a stock option may be exercised for all, or from time to time any part, of the shares for which it is then exercisable. The purchase price for the shares as to which an option is exercised shall be paid to the Company in full at the time of exercise at the election of the


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      optionee (i) in cash, (ii) in shares of Common Stock of the Company having a fair market value equal to the option price for the shares being purchased and satisfying such other requirements as may be imposed by the Committee or (iii) partly in cash and partly in such shares of Common
      Stock of the Company. The Committee may permit the optionee to elect, subject to such terms and conditions as the Committee shall determine, to have the number of shares deliverable to the optionee as a result of the exercise reduced by a number sufficient to pay the amount the Company determines to be necessary to withhold for federal, state or local taxes as a result of the exercise of the option. No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares subject to an option until the optionee has given written notice of exercise of the option, paid in full for such shares and, if requested, given the representation described in Paragraph 6(h) of the Plan.

            (e) Exercisability Upon Termination of Employment by Death. If an optionee's employment by the Company or a subsidiary terminates by reason of death one year or more after the date of grant of a stock option, the option thereafter may be exercised, during the three years after the date of death or the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the three-year period after the date of death in accordance with its terms.

            (f) Exercisability Upon Termination of Employment by Disability or Retirement. If an optionee's employment by the Company or a subsidiary terminates by reason of disability or retirement one year or more after the date of grant of an option, the option thereafter may be exercised, during the five years after the date of such termination of employment or


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      the remaining stated period of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of such termination of employment or thereafter would become exercisable during such period in accordance with its terms; provided, however, that if the optionee dies within a period of five years after such termination of employment, any unexercised stock option may be exercised thereafter, during either (1) the period ending on the later of (i) five years after such termination of employment and (ii) one year after the date of death or (2) the period remaining in the stated term of the option, whichever period is shorter, to the extent to which such option was exercisable at the time of death or thereafter would become exercisable during the remainder of the five-year period after such termination of employment in accordance with its terms. For purposes of this Paragraph 6, "retirement" shall mean termination of employment with the Company or a subsidiary after the optionee has attained age 55 and completed ten or more years of employment; or after the optionee has attained age 65, regardless of the length of such optionee's employment. An optionee shall not be considered disabled for purposes of this Paragraph 6, unless he or she furnishes such medical or other evidence of the existence of the disability as the Committee, in its sole discretion, may require.

            (g) Effect of Other Termination of Employment. If a participant's employment terminates for any reason, other than disability, death or retirement one year or more after the date of grant of a stock option or stock appreciation right as described above, each stock option and stock appreciation right held by such participant shall thereupon terminate.


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            (h) Additional Agreements of Optionee and Restrictions on Transfer.
      The Committee may require each person purchasing shares pursuant to exercise of a stock option to represent to and agree with the Company in writing that the shares are being acquired without a view to distribution thereof. The certificates for shares so purchased may include any legend which the Committee deems appropriate to reflect any restrictions on transfers. The Committee also may impose, in its discretion, as a condition of any option, any restrictions on the transferability of shares acquired through the exercise of such option as it may deem fit. Without limiting the generality of the foregoing, the Committee may impose conditions restricting absolutely the transferability of shares acquired through the exercise of options for such periods as the Committee may determine and, further, in the event the optionee's employment by the Company or a subsidiary terminates during the period in which such shares are nontransferable, the optionee may be required, if required by the related option agreement, to sell such shares back to the Company at such price and on such other terms as the Committee may have specified in the option agreement.

            (i) Nontransferability of Stock Options. Except as otherwise provided in this Paragraph 6(i), a stock option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of an optionee an option shall be exercisable only by the optionee. An option exercisable after the death of an optionee or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the optionee or such transferee. The Committee may, in its discretion, authorize all or a portion of the options previously granted or to be granted to an optionee to be on terms which permit irrevocable transfer for no consideration by such optionee to (i) any or all of the spouse, children or grandchildren of the optionee


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      ("Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of the optionee and/or any or all of such Immediate Family Members, or (iii) a partnership in which the optionee and/or any or all of such Immediate Family Members are the only partners, provided that subsequent transfers of transferred options shall be prohibited except those in accordance with the first sentence of this Paragraph 6(i). Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of termination of employment of Paragraphs 6(e), 6(f) and 6(g) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Paragraphs 6(e), 6(f) and 6(g). The Committee may delegate to the Administrative Committee the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of optionees eligible to transfer options, as well as to make other determinations with respect to option transfers.

7.    TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

            (a) Grants. The Committee also may grant stock appreciation rights in connection with stock options granted under the Plan, either at the time of grant of options or subsequently. Stock appreciation rights shall cover the same shares covered by an option (or such lesser number of shares of Common Stock as the Committee may determine) and shall be subject to the same terms and conditions as the option except for such additional limitations as are contemplated by this Paragraph 7 (or as may be included in a stock appreciation right granted hereunder).


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            (b) Terms. Each stock appreciation right shall entitle an optionee to surrender to the Company an unexercised option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value on the exercise date of one share of Common Stock over the option price per share times the number of shares covered by the option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in shares of Common Stock or in cash, or partly in shares and partly in cash, valued at such fair market value, all as shall be determined by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares of Common Stock subject to an exercisable option with respect to which the stock appreciation right is being exercised. No fractional shares of Common Stock will be issued in payment for stock appreciation rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares will be rounded downward to the next whole share.

            (c) Limitations on Exercisability. The Committee shall impose such conditions upon the exercisability of stock appreciation rights as will result, except upon the occurrence of an event contemplated by limited stock appreciation rights granted pursuant to Paragraph 7(d) or contemplated by the provisions of Paragraph 9, in the amount to be charged against the Company's consolidated income by reason of stock appreciation rights not to exceed, in any one calendar year, two percent of the Company's prior calendar year's consolidated income before income taxes. The Committee also may impose, in its discretion, such other conditions upon the exercisability of stock appreciation rights as it may deem fit.


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            (d) Limited Stock Appreciation Rights. The Committee may grant limited stock appreciation rights which are exercisable upon the occurrence of specified contingent events. Such stock appreciation rights may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that related stock options or stock appreciation rights or both are not exercisable while such limited stock appreciation rights are exercisable. Unless the context otherwise requires, whenever the term "stock appreciation right" is used in the Plan, such term shall include limited stock appreciation rights.

8.    TRANSFERS AND LEAVES OF ABSENCE

      For purposes of the Plan: (a) a transfer of an employee from the Company to a 50% or more owned subsidiary, partnership, venture or other affiliate (whether or not incorporated) or vice versa, or from one such subsidiary, partnership, venture or other affiliate to another, (b) a leave of absence, duly authorized in writing by the Company, for military service or sickness or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, or (c) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to re-employment is guaranteed either by statute or by contract, shall not be deemed a termination of employment under the Plan.


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 9.   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR OTHER EVENTS

      Upon changes in the Common Stock of the Company by reason of a stock dividend, stock split, reverse split, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation, the number and class of shares available under the Plan as to which stock options or stock appreciation rights may be granted (both in the aggregate and to any one optionee), the number and class of shares under each option and the option price per share, and the terms of stock appreciation rights shall be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options. In the event of a merger, consolidation, combination, reorganization or other transaction in which the Company will not be the surviving corporation, an optionee shall be entitled to options on that number of shares of stock in the new corporation which the optionee would have received had the optionee exercised all of the unexercised options available to the optionee under the Plan, whether or not then exercisable, at the instant immediately prior to the effective date of such transaction, and if such unexercised options had related stock appreciation rights the optionee also will receive new stock appreciation rights related to the new options. Thereafter, adjustments as provided above shall relate to the options or stock appreciation rights of the new corporation. Except as otherwise specifically provided in the stock option or stock appreciation right, in the event of a Change in Control, merger, consolidation, combination, reorganization or other transaction in which the shareholders of the Company will receive cash or securities (other than common stock) or in the event that an offer is made to the holders of Common Stock of the Company to sell or exchange such Common Stock for cash, securities or stock of another corporation and such offer, if accepted, would result in the offeror becoming the owner of (a) at least 50% of the outstanding Common Stock of the Company or
(b) such lesser


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percentage of the outstanding Common Stock which the Committee in its sole discretion determines will materially adversely affect the market value of the Common Stock after the tender or exchange offer, the Committee shall, prior to the shareholders' vote on such transaction or prior to the expiration date (without extensions) of the tender or exchange offer, (i) accelerate the time of exercise so that all stock options and stock appreciation rights which are outstanding shall become immediately exercisable in full without regard to any limitations of time or amount otherwise contained in the Plan or the options or stock appreciation rights and/or (ii) determine that the options and stock appreciation rights shall be adjusted and make such adjustments by substituting for Common Stock of the Company subject to options and stock appreciation rights, common stock of the surviving corporation or offeror if such stock of such corporation is publicly traded or, if such stock is not publicly traded, by substituting common stock of a parent of the surviving corporation or offeror if the stock of such parent is publicly traded, in which event the aggregate option price shall remain the same and the number of shares subject to option shall be the number of shares which could have been purchased on the closing day of such transaction or the expiration date of the offer with the proceeds which would have been received by the optionee if the option had been exercised in full prior to such transaction or expiration date and the optionee had exchanged all of such shares in the transaction or sold or exchanged all of such shares pursuant to the tender or exchange offer, and if any such option has related stock appreciation rights, the stock appreciation rights shall likewise be adjusted. For purposes of this Paragraph 9, "Change in Control" means:

           (i) any "person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any


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corporation owned, directly or indirectly, by the shareowners of the Company in substantially the same proportion as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this sentence) whose election by the Board or nomination for election by the Company's shareowners was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; (iii) the shareowners of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or (iv) the shareowners of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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10.   USE OF PROCEEDS

      Proceeds from the sale of shares of Common Stock pursuant to exercise of stock options granted under the Plan shall constitute general funds of the Company.

11.   AMENDMENTS

      The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any option theretofore granted, without the optionee's consent, or which, without the approval of the shareholders of the Company, would:


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           (a) Except as is provided in Paragraph 9 of the Plan, increase the total number of shares reserved for the purposes of the Plan or change the maximum number of shares for which options may be granted to any optionee.

           (b) Decrease the option price to less than 100% of fair market value on the date of grant of an option.

           (c) Change the employees (or class of employees) eligible to receive stock options under the Plan.

           (d) Materially increase the benefits accruing to employees participating under the Plan.

12.   EFFECTIVENESS OF THE PLAN AND AMENDMENTS

      The Plan became effective upon approval by the shareholders at the 1991 Annual Meeting. The Amendments proposed in 1995 became effective upon approval by the shareholders at the 1995 Annual Meeting. Paragraph 6(f) as amended shall apply to all options outstanding at the date of the 1995 Annual Meeting or thereafter. Paragraph 6(i) as amended became effective upon approval by the Board of Directors at its July 16, 1997 meeting.


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